UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 22, 2007

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Form 8-K is incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 22, 2007, IntriCon Corporation ("IntriCon" or the "Company") completed the acquisition of Tibbetts Industries, Inc. ("Tibbetts") by IntriCon Tibbetts Corporation (formerly known as TI Acquisition Corporation) ("Buyer"), a wholly-owned subsidiary of IntriCon, pursuant to an Asset Purchase Agreement, dated as of April 19, 2007, by and among IntriCon, Buyer and Tibbetts and certain of the principal shareholders of Tibbetts. Under the Asset Purchase Agreement, Buyer purchased substantially all of the assets of Tibbetts, other than real estate, for a cash purchase price of $4.5 million, subject to a closing adjustment, and the assumption of certain liabilities. In addition, the Buyer entered into a five year lease and a ten year lease, in each case with an option to renew for two additional periods of five years each, for Tibbetts’ two facilities in Camden, Maine.

The acquisition was financed with borrowings under the Company's new credit facility. See Item 2.03 below.

A copy of the press release announcing the new credit facility and the Tibbetts asset acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 22, 2007, the Company and its wholly-owned United States subsidiaries, Resistance Technologies, Inc., RTI Electronics, Inc. and IntriCon Tibbetts Corporation (collectively, the "U.S. Subsidiaries" and with the Company, the "Borrowers") entered into a Loan and Security Agreement (the "Loan Agreement") and related agreements with La Salle Bank, National Association (the "Lender") providing for a new credit facility consisting of: (i) a $10.0 million revolving line of credit (with a $200,000 subfacility for letters of credit) and (ii) a $4.5 million term loan. Loan availability under the revolving line of credit is limited to the borrowing base amount, defined as the sum of (i) 85% of eligible accounts receivable and (ii) the lesser of (a) 50% of the lower of cost or market value of eligible inventory and (b) $4,000,000. This facility replaces the Company's prior credit facilities with M&I Business Credit (formerly known as Diversified Business Credit, Inc.).

Loans under the new credit facility are secured by a security interest in substantially all of the assets of the Borrowers including a pledge of the stock of the U.S. Subsidiaries. All of the Borrowers are jointly and severally liable for all borrowings under the new credit facility. The new credit facility will expire and all outstanding loans will become due and payable on June 30, 2012.

Loans under the new credit facility will bear interest, at the option of the Company, at:

•	the London InterBank Offered Rate (“LIBOR”) plus 1.90%, in the case of revolving line of credit loans, or LIBOR plus 2.15%, in the case of the term loan, or
•	the base rate, which is the higher of (a) the rate publicly announced from time to time by the Lender as it "prime rate" and (b) the Federal Funds Rate plus 0.5%.

Interest is payable monthly in arrears, except that interest on LIBOR based loans is payable at the end of the one, two or three month interest periods applicable to LIBOR based loans, or every three months in the case of LIBOR based loans with a six month interest period.

The Borrowers are also required to pay a non-use fee equal to 0.25% per year of the unused portion of the revolving line of credit facility, payable quarterly in arrears.

The outstanding principal balance of the term loan is payable in installments, commencing on September 30, 2007, payable on the last day of each fiscal quarter during the periods set forth below, in the following amounts:

Period	Quarterly Installment

September 30, 2007 through March 31, 2008	$112,500

June 30, 2008 through March 31, 2009	$140,625

June 30, 2009 through March 31, 2010	$225,000

June 31, 2010 through March 31, 2011	$309,375

June 30, 2011 through March 31, 2012	$337,500

Any remaining principal and accrued interest is payable on June 30, 2012. The Borrowers are also required to use 100% of the net cash proceeds of any asset sale (other than inventory), sale of capital securities or issuance of debt to pay down the term loan.

As of May 22, 2007, the Borrowers borrowed $4.5 million on the term loan and $5.0 million on the revolving line of credit and had a remaining availability under the revolving credit facility of approximately $3.0 million. Proceeds from the loans were used to repay amounts owed under the Borrower’s prior credit facilities of approximately $5.0 million and the $4.5 million purchase price to complete the Tibbetts asset acquisition.

In the Loan Agreement, the Borrowers made representations and warranties to the Lender concerning, among other things: their corporate status; authorization of the new credit facilities; the validity and binding nature of the Loan Agreement and other loan documents; conflicts with existing laws and agreements; ownership of assets and liens; ownership of the stock of the U.S. Subsidiaries; intellectual property; financial statements; litigation and contingent liabilities; events of default; material adverse effects; environmental matters; solvency; employee benefit matters; labor relations; security interests created under the Loan Agreement; the nature of the relationship between the lender and the Borrowers; the business nature of the loans; taxes;

compliance with federal margin regulations; compliance with federal statutes and regulation concerning investment companies and public utilities; bank accounts; place of business; completeness of information furnished; internal controls over financial reporting and disclosure controls and procedures; insurance; and the Tibbetts acquisition.

It is a condition precedent to the Lender's obligation to make any additional advances under the Loan Agreement that the Borrowers' representations and warranties must be true and correct in all material respects at and that no default or event of default shall exist.

The Loan Agreement contains affirmative covenants regarding, among other things: payments of any increased regulatory costs incurred by the Lender with respect to the loans; the Borrowers' existence; compliance with laws; payment of taxes and liabilities; maintenance of the Borrowers' property and assets; insurance; employee benefit plans; financial statements; management letters and supplemental financial statements; reports and certificates to be provided to the Lender; the Lender's right to inspect and audit the collateral pledged to the Lender; notices of proceedings, events of default and material adverse effects; environmental matters; use of the Lender as Borrowers' primary bank; the obtaining of interest rate protection with respect to at least $4.0 million of the loans; and annual projections.

Under the Loan Agreement, except as otherwise permitted in the Loan Agreement, the Borrowers may not, among other things: incur or permit to exist any indebtedness; grant or permit to exist any liens or security interests on their assets or pledge the stock of any subsidiary; make investments; be a party to any merger or consolidation, or purchase of all or substantially all of the assets or equity of any other entity; sell, transfer, convey or lease all or any substantial part of its assets or capital securities; sell or assign, with or without recourse, any receivables; issue any capital securities; make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders; purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof; enter into any transaction with any of its affiliates or with any director, officer or employee of any Borrower; be a party to any unconditional purchase obligations; cancel any claim or debt owing to it; enter into any agreement inconsistent with the provisions of the Loan Agreement or other agreements and documents entered into in connection with the Loan Agreement; engage in any line of business other than the businesses engaged in on the date of the Loan Agreement and businesses reasonably related thereto; or permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lender.

The Loan Agreement contains tangible net worth, funded debt to EBITDA, fixed charge coverage ratio and capital expenditure financial covenants.

Upon the occurrence and during the continuance of an event of default (as defined in the Loan Agreement), the Lender may, among other things: terminate its commitments to the Borrowers (including terminating or suspending its obligation to make loans and advances); declare all outstanding loans, interest and fees to be immediately due and payable; take possession of and sell any pledged assets and other collateral; and exercise any and all rights and remedies available to it under the Uniform Commercial Code or other applicable law. In the event of the insolvency or bankruptcy of any Borrower, all commitments of the Lender shall automatically terminate and all outstanding loans, interest and fees shall be immediately due and payable. Events of default include, among other things, failure to pay any amounts when due; material misrepresentation; default in the performance of any covenant, condition or agreement to be performed that is not cured within 20 days after notice from the Lender; default in the payment of other indebtedness or other obligation with an outstanding principal balance of more than $50,000, or of any other term, condition or covenant contained in the agreement under which such obligation is created, the effect of which is to allow the other party to accelerate such payment or to terminate the agreements; the insolvency or bankruptcy of any Borrower; the entrance of any judgment against any Borrower in excess of $50,000; which is not fully covered by insurance, the occurrence of a change in control (as defined in the Loan Agreement); certain collateral impairments; and a contribution failure with respect to any employee benefit plan that gives rise to a lien under ERISA.

The foregoing summary of the new credit facility and Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement and other material agreements entered into in connection with the new credit facilities, copies of which are filed as exhibits to this Report and are incorporated herein by reference.

A copy of the press release announcing the new credit facilities and the Tibbetts asset acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On May 23 2007, the Company issued a press release announcing the new credit facilities and the Tibbetts asset acquisition, which press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Any required Tibbetts financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than August 8, 2007.

(b)	Pro Forma Financial Information.

Any required pro forma financial information with respect to the Tibbetts asset acquisition will be filed as an amendment to this Form 8-K as soon as practicable, but not later than August 8, 2007.

(d)	Exhibits

2.1

Asset Purchase Agreement by and among IntriCon Corporation, IntriCon Tibbetts Corporation (formerly known as TI Acquisition Corporation), Tibbetts Industries, Inc. and certain shareholders of Tibbetts Industries, Inc. dated April 19, 2007, incorporated by reference from IntriCon’s current report on Form 8-K filed with the Securities Exchange Commission on April 23, 2007. A list of the schedules and exhibits to the Asset Purchase Agreement appears on page 4 of the Agreement. IntriCon will furnish to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

10.1

Loan and Security Agreement dated as of May 22, 2007, by and among IntriCon, Resistance Technology, Inc., RTI Electronics, Inc. and IntriCon Tibbetts Corporation and LaSalle Bank National Association. A list of the schedules and exhibits to the Loan and Security Agreement appears following the last page of this Agreement. IntriCon will furnish to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

10.2	Trademark Security Agreement dated as of May 22, 2007, by IntriCon in favor of LaSalle Bank National Association.

10.3	Trademark Security Agreement dated as of May 22, 2007, by Resistance Technology, Inc. in favor of LaSalle Bank National Association.

10.4	Patent Security Agreement dated as of May 22, 2007, by Resistance Technology, Inc. in favor of LaSalle Bank National Association.

99.1	Press Release dated May 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation

	By:	/s/ Scott Longval
Date: May 25, 2007		Scott Longval Chief Financial Officer

Exhibit Index

2.2

Asset Purchase Agreement by and among IntriCon Corporation, IntriCon Tibbetts Corporation (formerly known as TI Acquisition Corporation), Tibbetts Industries, Inc. and certain shareholders of Tibbetts Industries, Inc. dated April 19, 2007, incorporated by reference from IntriCon’s current report on Form 8-K filed with the Securities Exchange Commission on April 23, 2007. A list of the schedules and exhibits to the Asset Purchase Agreement appears on page 4 of the Agreement. IntriCon will furnish to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

10.1

Loan and Security Agreement dated as of May 22, 2007, by and among IntriCon, Resistance Technology, Inc., RTI Electronics, Inc. and IntriCon Tibbetts Corporation and LaSalle Bank National Association. A list of the schedules and exhibits to the Loan and Security Agreement appears following the last page of this Agreement. IntriCon will furnish to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

10.2	Trademark Security Agreement dated as of May 22, 2007, by IntriCon in favor of LaSalle Bank National Association.

10.3	Trademark Security Agreement dated as of May 22, 2007, by Resistance Technology, Inc. in favor of LaSalle Bank National Association.

10.4	Patent Security Agreement dated as of May 22, 2007, by Resistance Technology, Inc. in favor of LaSalle Bank National Association.

99.1	Press Release dated May 23, 2007.